Exhibit 99.2

HIVE DIGITAL TECHNOLOGIES LTD.

HIVE Digital Announces Closing of Private Offering of $115 Million of
0% Exchangeable Senior Notes due 2031

This news release constitutes a "designated news release" for the purposes of the Company's prospectus supplement dated November 25, 2025 to its short form base shelf prospectus dated
October 31, 2025.

San Antonio, Texas--(Newsfile Corp. - April 21, 2026) - HIVE Digital Technologies Ltd. (TSXV: HIVE) (NASDAQ: HIVE) (BVC: HIVECO) (the "Company" or "HIVE"), today announced that HIVE Bermuda 2026 Ltd., its wholly-owned subsidiary (the "Issuer") has closed its private offering (the "Offering") of US$115 million aggregate principal amount of 0% exchangeable senior notes due 2031 (the "Notes") to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Offering included the exercise in full of the initial purchasers' option to purchase an additional US$15 million aggregate principal amount of Notes (the "Option").

Frank Holmes, Executive Chairman of HIVE stated “We are very pleased with the outcome of this offering. We believe the results are outstanding, as the strong demand for this offering led to an upsized deal while maintaining a 0% coupon and the strong conversion premium of 125% with the capped call.

Aydin Kilic, President & CEO of HIVE added “These exchangeable senior notes bring a new class of institutional investors to HIVE, and we welcome the additional liquidity. We believe zero-interest rate debt signals the confidence investors have in our ability to drive the value of HIVE shares to realize the exchangeable premium of these notes. This minimizes dilution while positioning HIVE with a low cost of capital to realize its 2026 growth targets for AI infrastructure.”

The Notes will mature on April 15, 2031, unless earlier repurchased, redeemed or exchanged. Prior to January 15, 2031, the Notes will be exchangeable only upon satisfaction of certain conditions and during certain periods, and thereafter, the Notes will be exchangeable at the option of holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Issuer may settle exchanges of the Notes in cash, common shares ("Common Shares")  of HIVE or a combination of cash and Common Shares, at its election. The initial exchange rate for the Notes is 389.5029 Common Shares per US$1,000 principal amount of Notes, equivalent to an initial exchange price of approximately US$2.57 per Common Share (approximately 17.5% premium to the last reported sale price of US$2.185 per Common Share on the Nasdaq on April 16, 2026). The Issuer will have the right to redeem the Notes in certain circumstances and will be required to offer to repurchase the Notes upon the occurrence of certain events.

The Issuer estimates that the net proceeds from the Offering will be approximately US$109.5 million in net proceeds to HIVE, after deducting commissions and estimated offering expenses, but before deducting the cost of the capped call transactions. The Issuer intends to use the net proceeds from the Offering to subscribe for shares of one or more of HIVE's direct or indirect subsidiaries, which in turn will use such proceeds for general corporate purposes, capital investment (including, but not limited to, the purchase of graphics processing units) and data center development. HIVE intends to fund approximately US$19.8 million for capped call transactions (as described below) using cash on hand, and the Issuer may use a portion of the net proceeds to reimburse HIVE for the cost of the capped call transactions.

In connection with the Offering, the Company entered into privately negotiated cash-settled capped call transactions with certain financial institutions. The cap price of the capped call transactions is initially US$4.92 per Common Share, which represents a premium of 125% to the last reported sale price of US$2.185 per Common Share on the Nasdaq on April 16, 2026, and will be subject to customary anti-dilution adjustments under the terms of the capped call transactions.

The Company has applied for and received conditional approval from the Toronto Stock Exchange (the "TSX") to list its Common Shares. Listing is subject to the Company fulfilling all of the requirements of the TSX on or before June 30, 2026, including distribution of the Common Shares to a minimum number of public shareholders. It is expected that the Common Shares will cease trading on the TSX Venture Exchange (the "TSXV") and commence trading on the TSX on or around April 30, 2026. As a condition to the approval of the Offering, while the Company remains listed on the TSXV, the Offering is being conducted in accordance with the rules of the TSX. The Company is relying on the exemption under Section 602.1 of the TSX's Company Manual (the "TSX Manual") available to Eligible Interlisted Issuers (as defined in the TSX Manual) in respect of the Offering.

None of the Notes, the guarantee or the Common Shares issuable upon exchange of the Notes, if any, have been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About HIVE Digital Technologies Ltd.

Founded in 2017, HIVE Digital Technologies Ltd. was among the first publicly listed companies to prioritize mining digital assets powered by green energy. Today, HIVE builds and operates next-generation Tier-I and Tier-III data centers across Canada, Sweden, and Paraguay, serving both Bitcoin and high-performance computing clients. HIVE's twin-turbo engine infrastructure-driven by hashrate services and GPU-accelerated AI computing-delivers scalable, environmentally responsible solutions for the digital economy.

On behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"

Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding

Frank Holmes, Executive Chairman

Aydin Kilic, President & CEO

Tel: (604) 664-1078

Neither the Toronto Stock Exchange, the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Information

This release contains "forward-looking information" within the meaning of the applicable Canadian and United States securities legislation and regulations that is based on expectations, estimates and projections as at the date of this news release. "Forward-looking information" in this news release includes but is not limited to: statements with respect to the use of proceeds from the Offering, business goals and objectives of the Company, and other forward-looking information concerning the intentions, plans and future actions of the Company and the terms of the transaction described herein.

Factors that could cause actual results to differ materially from those described in such forward-looking information include, but are not limited to, the risk that the Offering may not be completed on the terms described herein or at all, the effect of government regulation and compliance on the Company, reliance on key personnel, global economic and financial market deterioration impeding access to capital or increasing the cost of capital, potential dilution resulting from the exchange of the Notes, and the other risks that are more fully set out in the Company's Annual Report on Form 40-F for the year ended March 31, 2025, the Company's Annual Information Form for the year ended March 31, 2025 and in other Company reports and documents under the Company's filings at www.sec.gov/EDGAR and www.sedarplus.ca.

The forward-looking information in this news release reflects the Company's current expectations, assumptions, and/or beliefs based on information currently available to the Company. In connection with the forward-looking information contained in this news release, the Company has made assumptions about the Company's objectives, goals or future plans, the timing thereof and related matters. The Company has also assumed that no significant events occur outside of the Company's normal course of business. Although the Company believes that the assumptions inherent in the forward-looking information are reasonable, forward-looking information is not a guarantee of future performance, and accordingly, undue reliance should not be put on such information due to its inherent uncertainty. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether because of new information, future events or otherwise, other than as required by law.